Media Contacts: Doug Fitzgerald, Executive Vice President Marketing & Communications Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com

Investor Contact: Dan Leib, Senior Vice President - Finance Tel: 312-326-7710 E-mail: dan.leib@rrd.com

RR Donnelley Unifies Printing And Related Services Offerings Under One Brand; Renames Moore, Moore Wallace, OfficeTiger And Network Of North American Commercial Printing Facilities As RR Donnelley

Re-branding Reflects Unique Ability To Provide Integrated Single-Source Solutions

Daniel L. Knotts Named Group President RR Donnelley With Responsibility For Global Sales, Manufacturing, Logistics, Financial Services And Business Process Outsourcing Operations

CHICAGO, June 21, 2007 -- R.R. Donnelley & Sons Company (NYSE: RRD) today announced that it has unified its printing and related services offerings under the single RR Donnelley brand. Moore Wallace, Moore Canada, Moore Response Marketing, Moore (in Latin America), OfficeTiger and the company's network of North American commercial printing facilities have been re-branded as RR Donnelley. The renaming reflects RR Donnelley's unique ability to provide fully integrated single-source solutions that span a complete range of printing and service capabilities. The company also announced that Daniel L. Knotts has been named Group President RR Donnelley, with responsibility for global sales, manufacturing, logistics, financial services and business process outsourcing operations.

"Customers draw on RR Donnelley for an unmatched set of capabilities that enable them to enjoy the cost savings and efficiencies associated with end-to-end solutions," said Thomas J. Quinlan III, RR Donnelley's President and Chief Executive Officer. "This re-branding reflects our ability to help our customers achieve strategic advantage by accessing RR Donnelley's global resources."

Chief Operating Officer John Paloian added, "We have built a unique platform and integrated our offering through proprietary value-added systems such as our CustomPoint™ Internet-based print management tool. This renaming reflects the consolidated expertise and capabilities that the RR Donnelley brand represents worldwide."

Mr. Paloian continued, "We continue to refine the 'one RR Donnelley' strategy that provides us competitive advantage and delivers exceptional value to our customers. Under Dan Knotts' experienced leadership we will continue to accelerate the integration of all of our global operations and recent acquisitions that have dramatically expanded our flexibility, reach, scale and capabilities."

Mr. Knotts has been the Chief Operating Officer of RR Donnelley's Global Print Solutions Group since 2006. Mr. Knotts joined RR Donnelley in 1986 and has served in a series of senior sales, manufacturing, accounting, financial, and general management roles at RR Donnelley, including as Group Executive Vice President of the company's Publishing and Retail Services operations.

The brand names Moore Wallace, an RR Donnelley company; Moore Canada, an RR Donnelley Moore Wallace Partnership; Moore; OfficeTiger and commercial printing facility names - each with the sub-brand "an RR Donnelley company" have connoted leading positions in direct mail strategy and execution, business process outsourcing, labels, complex print-and-mail and data driven fulfillment services, commercial printing and forms production. Associated with this re-branding is a non-cash pre-tax charge of approximately $315 million reflecting the write-down of the Moore Wallace, Moore Canada and other trade names intangible assets.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world's premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley's scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company's web site at www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley's filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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